SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                     FORM 8K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  August 8, 2002


                            INDUSTRIAL MINERALS, INC.
                           ---------------------------
       (Exact name of registrant as specified in its charter post-merger)



Delaware                         000-30651                  06-1474412
----------------------           ---------                  -----------------
(State or other                 (Commission File No.)       (IRS Employer
jurisdiction of                                             Identification  No.)
incorporation)


      One Dundas Street West, Suite 2500, Toronto, Ontario, Canada M5G 1Z3
      --------------------------------------------------------------------
                             (Address of Registrant)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (416) 999-3188



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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

        None.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        None.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

        None.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        None.

ITEM 5. OTHER EVENTS

The Company will bring its wholly-owned Bissett Creek graphite property to production. Industrial Minerals Inc. has engaged Erana Mines Limited to construct the facilities and manage all mining activities on the Bissett Creek property. Site preparation is now underway.

Erana Mines Limited is an Ontario-based mineral exploration and development company established in 1962. The company offers consulting services through to mine completion and operation including the construction and commissioning of mineral processing plants, surface exploration, metallurgical testing, and quarry development. In addition to evaluating various graphite properties in Canada, Erana has designed and constructed a major crystalline graphite plant capable of processing 3500 tons per day. Erana has also owned and operated quartz and granite quarries in Northern Ontario, shipping product throughout Canada as well as to the northeastern and mid-western United States.

Industrial Minerals Inc. owns 100% of the undivided interest in the Bissett Creek Graphite patented mineral lease, containing a potential for recovery of 640,000 tons of flake graphite, based upon eports by several engineering and minerals firms. The mine site is located in Maria Township in the Province of Ontario, Canada. The property is comprised of 28 patented claims covering an area of approximately 1245 acres (504 hectares). It has been the subject of substantial earlier exploration drilling, trenching and metallurgical test work by Cominco Engineering Services, Kilborn Engineering, Pincock Alan and Holt and KHD Canada. The company also owns three unpatented mining claims comprising approximately 645 acres (250 hectares) which are contiguous to the Bissett Creek property.


ITEM 6. RESIGNATION AND APPOINTMENT OF DIRECTORS

        None.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

        a.  Financial Statements - None

        b.  Pro Forma Financials - None

        c.  Exhibits - None

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: August 12, 2002                 INDUSTRIAL MINERALS, INC.


                                           /s/ John Melnyk
                                       By: -------------------------------------
                                           John Melnyk, CFO, Secretary/Treasurer